Exhibit 23(b)


KPMG Peat Marwick LLP
10 S. Jefferson Street, Suite 1710
Roanoke, VA 24011-1331





                        CONSENT OF KPMG PEAT MARWICK LLP


The Board of Directors
Roanoke Gas Company:


We consent to the use of our report, dated October 17, 1997, included herein and incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.




                                            s/KPMG Peat Marwick LLP
                                            KPMG PEAT MARWICK LLP





Roanoke, Virginia
December 4, 1998